Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Nick Hengst
+1.414.906.7356
nicholas.hengst@manpowergroup.com

ManpowerGroup Reports 4th Quarter 2023 Results

•
Revenues of $4.6 billion (-4% as reported, -5% constant currency)
•
Continuation of challenging environment in North America and Europe during the quarter, solid demand in LATAM and APME
•
Gross profit margin of 17.5%. Staffing margins remained resilient; permanent recruitment trends were stable at lower levels in second half of the year
•
Non-cash goodwill impairment charge of $55 million; restructuring charges of $90 million include wind down costs on Germany Proservia business
•
$50 million of common stock repurchased during the quarter

MILWAUKEE, January 30, 2024 -- ManpowerGroup (NYSE: MAN) today reported net losses of $1.73 per diluted share for the three months ended December 31, 2023 compared to net earnings of $0.95 per diluted share in the prior year period. Net losses in the quarter were $84.5 million compared to net earnings of $48.7 million a year earlier. Revenues for the fourth quarter were $4.6 billion, a 4% decrease from the prior year period.

The current year quarter included restructuring costs, and certain non-cash charges including goodwill and other impairment charge, pension settlements and Argentina related currency translation losses[1]. These items reduced earnings per share by $3.18 in the current quarter. Excluding these items, earnings per share was $1.45 per diluted share in the quarter representing a decrease of 30% in constant currency.[2]

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies[3] compared to the prior year period. On a constant currency basis, revenues decreased 5% compared to the prior year period.

[1] Argentina is required to be treated as a hyperinflationary economy and the currency translation losses reflect the devaluation of the Argentine peso during the quarter.

[2] The prior year period included restructuring costs, integration costs from the U.S. Experis acquisition, and special items related to losses on business exits and non-cash goodwill impairment and pension settlement charges which reduced earnings per share by $1.13 which are also excluded when determining the year over year trend.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Our fourth quarter and full year results reflect a challenging operating environment in North America and Europe, while we continued to see solid demand across Latin America and Asia Pacific Middle East. During 2023, we progressed our Diversification, Digitization and Innovation agenda and took significant actions to improve our business for today’s environment and into the future. We are confident in our ability to navigate this kind of environment and ensure we are well positioned for profitable growth when demand improves.

We anticipate diluted earnings per share in the first quarter will be between $0.88 and $0.98, which includes an estimated unfavorable currency impact of 2 cents and excludes unfavorable operating losses for the run-off of our Proservia business estimated at 14 cents. Our guidance excludes restructuring costs and any Argentina related impact of non-cash currency translation losses.”

Net earnings for the year ended December 31, 2023 were $88.8 million, or net earnings of $1.76 per diluted share compared to net earnings of $373.8 million, or net earnings of $7.08 per diluted share in the prior year, respectively. The full year period included restructuring costs, a loss on sale of our Philippines business, a non-cash goodwill and other impairment charge, pension settlements and an Argentina related non-cash currency translation losses which reduced earnings per share by $4.28. Excluding the net impact of these charges, earnings per share for the year was $6.04 per diluted share representing a decrease of 28% in constant currency.[4] Revenues for the year were $18.9 billion, representing a decrease of 5% compared to the prior year or a decrease of 4% in constant currency. Earnings per share for the year were negatively impacted by 14 cents due to changes in foreign currencies compared to the prior year.

In conjunction with its fourth quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on January 30, 2024 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[3] The foreign currency impact to earnings per share was 1 cent better than the impact anticipated in our fourth quarter guidance.

[4] The prior year period included integration costs from the U.S. Experis acquisition, restructuring costs, and special items related to losses on business exits and non-cash goodwill impairment and pension settlement charges which reduced earnings per share by $1.44 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2023 ManpowerGroup was named one of the World's Most Ethical Companies for the 14th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding economic and geopolitical uncertainty, financial outlook, including any residual costs resulting from the wind-down of the Proservia business in Germany, labor demand, including demand for green skills and the impact of AI on the labor market, the outlook for our business in the regions in which we operate as well as key countries within those regions, the Company’s strategic initiatives and technology investments, including transformation programs, and the positioning of future growth for our brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

###

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,630.5	$4,809.2	-3.7%	-5.2%
Cost of services	3,819.8	3,933.6	-2.9%	-4.4%
Gross profit	810.7	875.6	-7.4%	-8.7%
Selling and administrative expenses, excluding goodwill impairment charges	795.1	724.8	9.7%	7.7%
Goodwill impairment charges (b)	55.1	50.0	N/A	N/A
Selling and administrative expenses	850.2	774.8	9.7%	7.7%
Operating (loss) profit	(39.5)	100.8	-139.2%	-134.8%
Interest and other expenses, net	15.5	10.5	48.2%
(Loss) earnings before income taxes	(55.0)	90.3	-160.8%	-155.1%
Provision for income taxes	29.5	41.6	-28.9%
Net (loss) earnings	$(84.5)	$48.7	-273.7%	-257.5%
Net (loss) earnings per share - basic	$(1.73)	$0.96	-281.0%
Net (loss) earnings per share - diluted	$(1.73)	$0.95	-283.4%	-266.2%
Weighted average shares - basic	48.7	50.8	-4.0%
Weighted average shares - diluted	48.7	51.4	-5.3%
(a)
Revenues from services include fees received from our franchise offices of $3.8 million for both the three months ended December 31, 2023 and 2022. These fees are primarily based on revenues generated by the franchise offices, which were $251.5 million and $253.6 million for the three months ended December 31, 2023 and 2022, respectively.
(b)
The goodwill impairment charges for the three months ended December 31, 2023 and 2022 relate to our investment in the Netherlands.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$702.3	$819.4	-14.3%	-14.3%
Other Americas	372.3	362.6	2.7%	17.7%
	1,074.6	1,182.0	-9.1%	-4.5%
Southern Europe:
France	1,209.7	1,194.9	1.2%	-4.1%
Italy	415.1	412.5	0.6%	-4.6%
Other Southern Europe	487.0	493.8	-1.4%	-3.7%
	2,111.8	2,101.2	0.5%	-4.1%
Northern Europe	913.7	972.6	-6.1%	-10.1%
APME	552.2	578.5	-4.5%	-2.7%
	4,652.3	4,834.3
Intercompany Eliminations	(21.8)	(25.1)
	$4,630.5	$4,809.2	-3.7%	-5.2%
Operating Unit Profit (Loss):
Americas:
United States	$17.7	$41.5	-57.4%	-57.4%
Other Americas	18.2	16.3	11.9%	37.6%
	35.9	57.8	-37.9%	-30.6%
Southern Europe:
France	46.0	58.2	-21.0%	-25.4%
Italy	30.7	29.4	4.1%	-1.5%
Other Southern Europe	14.1	18.2	-21.8%	-22.1%
	90.8	105.8	-14.1%	-18.2%
Northern Europe	(81.4)	15.5	-622.3%	-609.2%
APME	21.6	22.9	-5.4%	-2.3%
	66.9	202.0
Corporate expenses	(42.9)	(42.2)
Goodwill impairment charges (b)	(55.1)	(50.0)
Intangible asset amortization expense	(8.4)	(9.0)
Operating (loss) profit	(39.5)	100.8	-139.2%	-134.8%
Interest and other expenses, net (c)	(15.5)	(10.5)
(Loss) earnings before income taxes	$(55.0)	$90.3

(a) In the United States, revenues from services include fees received from our franchise offices of $3.0 million and $3.1 million for the three months ended December 31, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $99.0 million and $115.3 million for the three months ended December 31, 2023 and 2022, respectively.

(b) The goodwill impairment charges for the three months ended December 31, 2023 and 2022 relate to our investment in the Netherlands.

(c) The components of interest and other expenses, net were:

	2023	2022
Interest expense	$20.0	$15.2
Interest income	(9.7)	(7.9)
Foreign exchange loss	7.6	3.0
Miscellaneous (income) loss	(2.4)	0.2
	$15.5	$10.5

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from services (a)	$18,914.5	$19,827.5	-4.6%	-4.0%
Cost of services	15,556.5	16,255.1	-4.3%	-3.7%
Gross profit	3,358.0	3,572.4	-6.0%	-5.5%
Selling and administrative expenses, excluding goodwill impairment charges	3,047.1	2,940.7	3.6%	3.8%
Goodwill impairment charges (b)	55.1	50.0	N/A	N/A
Selling and administrative expenses	3,102.2	2,990.7	3.7%	3.8%
Operating profit	255.8	581.7	-56.0%	-53.3%
Interest and other expenses, net	49.9	24.6	102.8%
Earnings before income taxes	205.9	557.1	-63.0%	-60.0%
Provision for income taxes	117.1	183.3	-36.1%
Net earnings	$88.8	$373.8	-76.3%	-74.3%
Net earnings per share - basic	$1.78	$7.17	-75.1%
Net earnings per share - diluted	$1.76	$7.08	-75.1%	-73.1%
Weighted average shares - basic	49.8	52.2	-4.6%
Weighted average shares - diluted	50.4	52.8	-4.5%
(a)
Revenues from services include fees received from our franchise offices of $14.8 million and $15.7 million for the years ended December 31, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $995.8 million and $1,058.4 million for the years ended December 31, 2023 and 2022, respectively.
(b)
The goodwill impairment charges for the years ended December 31, 2023 and 2022 relate to our investment in the Netherlands.

ManpowerGroup

Operating Unit Results

(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2023	2022	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,961.6	$3,499.3	-15.4%	-15.4%
Other Americas	1,453.2	1,436.4	1.2%	14.2%
	4,414.8	4,935.7	-10.6%	-6.8%
Southern Europe:
France	4,867.1	4,785.0	1.7%	-1.0%
Italy	1,708.8	1,706.9	0.1%	-2.5%
Other Southern Europe	1,939.4	2,044.4	-5.1%	-5.7%
	8,515.3	8,536.3	-0.2%	-2.4%
Northern Europe	3,748.0	4,048.3	-7.4%	-7.3%
APME	2,322.3	2,387.3	-2.7%	1.9%
	19,000.4	19,907.6
Intercompany Eliminations	(85.9)	(80.1)
	18,914.5	19,827.5	-4.6%	-4.0%
Operating Unit Profit (Loss):
Americas:
United States	$100.4	$219.2	-54.2%	-54.2%
Other Americas	65.2	63.4	2.9%	20.3%
	165.6	282.6	-41.4%	-37.5%
Southern Europe:
France	188.3	226.7	-17.0%	-19.3%
Italy	124.7	122.9	1.5%	-1.1%
Other Southern Europe	44.7	63.4	-29.4%	-27.7%
	357.7	413.0	-13.4%	-15.2%
Northern Europe	(116.7)	42.4	-375.0%	-363.8%
APME	92.6	87.8	5.6%	11.6%
	499.2	825.8
Corporate expenses	(153.7)	(157.0)
Goodwill impairment charges (b)	(55.1)	(50.0)
Intangible asset amortization expense	(34.6)	(37.1)
Operating profit	255.8	581.7	-56.0%	-53.3%
Interest and other expenses, net (c)	(49.9)	(24.6)
Earnings before income taxes	$205.9	$557.1

(a) In the United States, revenues from services include fees received from our franchise offices of $11.9 million and $12.8 million for the years ended December 31, 2023 and 2022, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $397.7 million and $476.1 million for the years ended December 31, 2023 and 2022, respectively.

(b) The goodwill impairment charges for the years ended December 31, 2023 and 2022 relate to our investment in the Netherlands.

(c) The components of interest and other expenses, net were:

	2023	2022
Interest expense	$79.7	$46.9
Interest income	(34.2)	(17.9)
Foreign exchange loss	21.8	11.9
Miscellaneous income	(17.4)	(16.3)
	$49.9	$24.6

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$581.3	$639.0
Accounts receivable, net	4,830.0	5,137.4
Prepaid expenses and other assets	160.8	158.0
Total current assets	5,572.1	5,934.4
Other assets:
Goodwill	1,586.8	1,628.1
Intangible assets, net	519.6	549.5
Operating lease right-of-use assets	414.0	365.7
Other assets	607.8	540.5
Total other assets	3,128.2	3,083.8
Property and equipment:
Land, buildings, leasehold improvements and equipment	526.5	584.9
Less: accumulated depreciation and amortization	396.6	472.7
Net property and equipment	129.9	112.2
Total assets	$8,830.2	$9,130.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,723.0	$2,831.4
Employee compensation payable	243.1	271.7
Accrued liabilities	693.0	572.6
Accrued payroll taxes and insurance	695.8	746.7
Value added taxes payable	432.7	462.7
Short-term borrowings and current maturities of long-term debt	12.1	26.6
Total current liabilities	4,799.7	4,911.7
Other liabilities:
Long-term debt	990.5	959.9
Long-term operating lease liability	323.2	266.6
Other long-term liabilities	482.7	534.1
Total other liabilities	1,796.4	1,760.6
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,514.9	3,484.2
Retained earnings	3,813.0	3,868.5
Accumulated other comprehensive loss	(466.0)	(458.7)
Treasury stock, at cost	(4,639.8)	(4,447.9)
Total ManpowerGroup shareholders' equity	2,223.3	2,447.3
Noncontrolling interests	10.8	10.8
Total shareholders' equity	2,234.1	2,458.1
Total liabilities and shareholders' equity	$8,830.2	$9,130.4

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2023	2022
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$88.8	$373.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	88.6	84.6
Loss on sales of subsidiaries, net	1.3	6.0
Non-cash goodwill and other impairment charges	57.3	50.0
Deferred income taxes	(20.6)	4.8
Provision for doubtful accounts	5.4	6.2
Share-based compensation	28.7	37.6
Changes in operating assets and liabilities:
Accounts receivable	391.8	28.8
Other assets	(45.2)	47.5
Other liabilities	(247.9)	(216.0)
Cash provided by operating activities	348.2	423.3
Cash Flows from Investing Activities:
Capital expenditures	(78.2)	(75.6)
Acquisition of business, net of cash acquired	—	(16.4)
Proceeds from the sales of subsidiaries and property and equipment	4.1	6.7
Cash used in investing activities	(74.1)	(85.3)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(12.8)	7.2
Net repayments of revolving debt facility	—	(75.0)
Proceeds from long-term debt	1.0	421.3
Repayments of long-term debt	(4.4)	(412.2)
Payments for debt issuance costs	—	(2.4)
Proceeds from derivative settlement	—	2.0
Payments of contingent consideration for acquisitions	—	(3.8)
Proceeds from share-based awards	1.8	0.3
Payments to noncontrolling interests	(0.6)	(1.1)
Other share-based award transactions	(10.4)	(8.5)
Repurchases of common stock	(179.8)	(270.0)
Dividends paid	(144.3)	(139.9)
Cash used in financing activities	(349.5)	(482.1)
Effect of exchange rate changes on cash	17.7	(64.7)
Change in cash and cash equivalents	(57.7)	(208.8)
Cash and cash equivalents, beginning of period	639.0	847.8
Cash and cash equivalents, end of period	$581.3	$639.0